3Q 2021 Earnings Call Supplemental Presentation November 2, 2021 Exhibit 99.2

Legal Disclosures This document contains summarized information concerning Regional Management Corp. (the “Company”) and the Company’s business, operations, financial performance, and trends. No representation is made that the information in this document is complete. For additional financial, statistical, and business information, please see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available on the Company’s website (www.regionalmanagement.com) and on the SEC’s website (www.sec.gov). The information and opinions contained in this document are provided as of the date of this presentation and are subject to change without notice. This document has not been approved by any regulatory or supervisory authority. This presentation, the related remarks, and the responses to various questions may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent the Company’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlook or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of the Company. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on such statements. Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: risks related to Regional Management's business, including the COVID-19 pandemic and its impact on Regional Management's operations and financial condition; managing growth effectively, implementing Regional Management's growth strategy, and opening new branches as planned; Regional Management's convenience check strategy; Regional Management's policies and procedures for underwriting, processing, and servicing loans; Regional Management's ability to collect on its loan portfolio; Regional Management's insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management's loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management's operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates, including those associated with the implementation of CECL accounting; the impact of changes in tax laws, guidance, and interpretations, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management's common stock, including volatility in the market price of shares of Regional Management's common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management's charter documents and applicable state law. The COVID-19 pandemic may also magnify many of these risks and uncertainties. The foregoing factors and others are discussed in greater detail in the Company's filings with the SEC. The Company will not update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. This presentation also contains certain non-GAAP measures.  Please refer to the Appendix accompanying this presentation for a reconciliation of non-GAAP measures to the most comparable GAAP measures. 2

3Q 2021 Financial Highlights 3 Net income of $22.2 million, or $2.11 diluted EPS Total revenue increased $20.9 million, or 23.1% Interest and fee income up 22.2% year-over-year primarily due to a 20.3% increase in ANR Insurance income, net increased by $2.6 million year-over-year due to portfolio growth Provision for credit losses increased $4.0 million, or 18.1% Lower net credit losses of $4.7 million on low delinquency levels Increase in provision of $8.7 million from a $12.7 million reserve build from portfolio growth in 3Q 21 compared to a $3.5 million reserve build from portfolio growth in 3Q 20, offset by a $2.0 million COVID-19 related reserve release in 3Q 21 compared to a $1.5 million release in 3Q 20 G&A expense increased $4.0 million, or 9.1% Continued investment in personnel, marketing, and digital capabilities to support revenue growth of 23.1% and branch optimization costs of $0.7 million, offset by incremental deferrals associated with digital loan origination costs of $1.5 million Interest expense decreased $0.5 million, or 5.2% New debt facilities with lower interest rates

4 Originations Increase & Delinquencies Remain Low 3Q 21 originations are up 34.6% year-over-year Record volume driven by growth initiative originations of $128.6 million in 3Q 21 Digital channel all-time high originations of $48.1 million, up from $36.0 million in 2Q 21 3Q 21 delinquency is flat year-over-year and down 180 basis points from 3Q 19; expected to gradually rise

Generated record sequential total loan growth of $131 million, or 11.1%, in 3Q 21 Generated sequential small loan growth of $39 million, or 10.2%, in 3Q 21; which contributed to interest and fee yield increase Achieved year-over-year core loan growth of $263 million, or 25.4%, in 3Q 21 Continued the mix shift toward large loans 5 Record High Portfolio Growth and Solid Small Loan Growth

Digitally Sourced Originations – Record High Digital originations are sourced from either our affiliate partnerships or directly from our website All digitally sourced loans are underwritten in our branches by our custom credit scorecards and serviced by our branches Our new digital volume represented 27.7% of our total new borrower volume in 3Q 21 Large loans represented 57.2% of new digitally sourced loans booked 6

Revenue and Average Net Finance Receivables Trends 7 Total revenue yield increased 80 basis points year-over-year and 40 basis points sequentially Interest and fee yield increased 50 basis points year-over-year and 40 basis points sequentially partially due to small loan growth As of September 30, 2021, 82% of net finance receivables were at or below 36% APR Note: Table above reflects changes in total revenue yield (1) Annualized total revenue and interest and fee as a percentage of average net finance receivables

Lower Net Credit Losses on Low Delinquency Levels 8 Net credit loss rate improved 280 basis points versus the prior-year period on low delinquency levels

Delinquency Remains Low (Beginning to Normalize) 3Q 21 delinquency is flat year-over-year and down 180 basis points from 3Q 19 30+ days past due of 4.7% is equal to prior year 30+ days past due of $61.3 million (loan loss reserves of $150.1 million) 9

Reserved For Stressed Credit Losses In 3Q 21, we reserved $12.7 million primarily for $130.8 million in sequential portfolio growth and released COVID-19 related reserves of $2.0 million based on the macroeconomic model 10 (1) (1) 3Q 21 Ending Reserve includes $15.5 million of remaining COVID-19 reserves Millions Jan 1st CECL Impact 4Q 19 Ending Reserve

Annualized general and administrative expenses as a percentage of average net finance receivables Normalized to exclude $3.8 million of non-operating costs; $3.1 million related to the CEO transition and $0.7 million from the system outage. This is a non-GAAP measure. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. Normalized to exclude $0.8 million of severance related to workforce actions. This is a non-GAAP measure. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. Normalized to exclude branch optimization costs of $0.7 million and incremental deferrals associated with digital loan origination costs of $1.5 million. This is a non-GAAP measure. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. (2) 11 (3) Operating Expense Ratio Trend (4) The following items impacted the operating expense ratio in 3Q 21: Incremental deferrals associated with digital loan origination costs of $1.5 million decreased the ratio by 50 basis points Branch optimization costs of $0.7 million increased the ratio by 30 basis points

3Q 21 annualized interest expense as a percentage of ANR improved 70 basis points from the prior-year period 3Q 20 interest expense included $0.7 million, or 30 basis points, of accelerated debt issue cost amortization from calling a prior securitization transaction Favorable market value increases on interest rate caps impacted 1Q 21 by 30 basis points Closed securitization transactions in 3Q 20 and 1Q 21 with weighted-average coupons (WACs) of 2.85% and 2.08%; replacing prior transactions with WACs of 3.93% and 4.87%, respectively (closed new transaction in 3Q 21 with a WAC of 2.30%) Closed new private securitization in October 2021 with a 5-year revolving period and fixed rate of 3.875%, which pays down higher rate variable debt and allows for the funding of loans with APRs greater than 36% Cost of Funds Remains Low (1) Annualized interest expense as a percentage of average net finance receivables 12

13 Strong Funding Profile This is a non-GAAP measure. Refer to the Appendix for a reconciliation to the most comparable GAAP measure. Annualized interest expense as a percentage of average net finance receivables As of September 30, 2021, total unused capacity was $722 million (subject to borrowing base) Available liquidity of $194 million as of September 30, 2021 Fixed-rate debt represented 78% of total debt as of September 30, 2021 (87% of total debt following the closing of the private securitization on October 8, 2021) Senior revolver has a 1% LIBOR floor; as such, we are nearing the lower end of our cost of funds (1) (2)

Appendix 14

Items Impacting 3Q 21 Results 15 Incremental deferrals associated with digital loan origination costs Net income/(loss) calculated based on a 25% tax rate (1) (2)

(1) TTM Margin defined as total revenue of $406.3 million, less general and administrative expenses of $184.8 million and interest expense of $33.0 million from 4Q 20 through 3Q 21 (2) Net credit losses as a percentage of average net finance receivables 16 Significant Capacity to Absorb Losses Our balance sheet is in a strong position to absorb losses

Same Store Portfolio Growth (1) Same store sales based on branches more than 1 year old 17 Same store(1) year-over-year growth rate of 22.7% in 3Q 21 vs. a decrease of 1.5% in the prior-year period Considerable growth opportunities in our existing branch footprint, particularly from branches opened within the last 3 years

18 Diversified Liquidity Profile Weighted-Average Coupon Private Offering closed in October 2021 - allows for funding of loans with APRs greater than 36% Long history of liquidity support from a strong group of banking partners Diversified funding platform with a senior revolving facility, warehouse facilities, and securitizations

Consolidated Income Statements 19

Consolidated Balance Sheets 20

Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this presentation contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position. In addition, the company has presented non-GAAP measures that adjust for the executive transition, the loan management system outage, the workforce actions taken, the branch optimization costs, and the incremental deferrals associated with digital loan origination costs. The company believes that these non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. As a result, the company believes that the non-GAAP measures that it has presented will allow for a better evaluation of the operating performance of the business. This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.   Annualized general and administrative expenses as a percentage of average net finance receivables Non-operating G&A expense items include costs of $3,066 related to the executive transition and $720 related to the loan management system outage Non-operating G&A expense items include severance costs of $778 related to workforce actions Non-operating G&A expense items include branch optimization costs of $728 and incremental deferrals associated with digital loan origination costs of $1,522 21

Non-GAAP Financial Measures (Cont’d) 22